Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 13, 2014, with respect to the financial statements of Combustion Components, Inc., included in this Current Report of PMFG, Inc. on Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of PMFG, Inc. on Forms S-3 (File No. 333-177358; File No. 333-162065; File No. 333-162064; File No. 333-152482) and on Forms S-8 (File No. 333-17229; File No. 333-76754, and File No. 333-147536).

/s/ GRANT THORNTON LLP

Dallas, Texas

June 13, 2014